Continental Advisors SA
38, Rue de la Faiencerie
L-1510 Luxembourg

Continental Advisors SA (Hereafter "CA") is pleased to serve on a non-exclusive basis as a sales agent consultant for Material Technologies, Inc. and its affiliates (the "Company"). The Company has advised us that it would like to secure a US$5,000,000 financing in a private placement through the Company's issuance of Class A Common Stock (the "Securities"), in accordance with the terms and conditions set forth below. This agreement will be in effect as of _____ 2006 for one hundred eighty (180) days or completion of the US$5,000,000 round, whichever comes first.

1. The Company hereby appoints CA as a placement agent in connection with the sales of the Securities and authorizes CA to arrange a private placement of the Securities (the"Offering"). CA hereby agrees to use reasonable efforts to introduce the company to persons or entities who may be interested in purchasing the Securities directly from the Company pursuant to agreements entered into by the purchasers and the Company (the "Stock Purchase Agreements"). It is anticipated that the sale of the Securities pursuant to the Offering will be exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation S promulgated thereunder. The Company will have the ability to accept or deny any offer to purchase the Securities, and no compensation other than the Expense Fee shall be due to Consultant in the event the Company does not accept any investments.

2. As compensation for CA's services hereunder, the Company will promptly pay to CA fees as follows:

   a) Expense Fee: $15,000 expense fee, payable immediately upon execution of this agreement. This fee will cover CA's travel expenses for the roadshow, normally 5 - 7 working days. The Company agrees to pay its own roadshow expenses including airfare, hotels and meals during travel and luncheons.
   b) Consultancy Fee: 10% of the aggregate gross proceeds from the sale of the Securities sold through CA's efforts, plus 3% in non-accountable expenses, payable as a consultancy fee in cash. Closing shall occur when wire transfer funds are in the escrow account agreed upon by CA and the Company. The Company agrees not to contact any of CA's clients directly, unless authorized to do so by CA, and to have all subscription documents be sent in duplicate to CA's office.
   c) Warrant Coverage: 13% of the aggregate gross proceeds of the Securities sold through CA's efforts, payable in Warrants exercisable into the Securities. Expiration date shall be three (3) years, unless Warrants are issued as part of the Offering, then shall have the same expiration date of Warrants issued. Warrant exercise price shall be the same price of the Securities issued at the time of the Offering, unless Warrants are issued as part of the Offering, then shall have the same exercise price of Warrants issued.
   d) Consultancy Fee Upon Warrant Exercise: 13% of the aggregate gross proceeds of Warrants sold through CA's efforts as part of the Offering, which are exercised into the Securities prior to expiration, payable in cash.
   e) Any future funds raised from investors in this round are subject to the same conditions as above in parts 2-b, 2-c, and 2-d.

3. The Company and CA agree that:

   a) The Company will furnish CA with such information including financial statements with respect to the business, operations, assets and liabilities of the Company. The Company will provide CA with access to the Company's officers, directors, accountants, counsel,

business partners, and agents for any reasonable request in order to permit it to assist the Company in preparing materials to provide prospective investors in conjunction with the Stock Purchase Agreement and for use in connection with the Offering. CA may rely upon the accuracy and completeness of such information without independent verification. The Company will be solely responsible for the contents of any and all written communication describing the Company, its business, or the Offering. The Company represents and warrants that the private placement materials and such other communication will not, as the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

b) The Company will allow CA access to information regarding the receipt of funds in the escrow account designated by the Company and CA, and undertakes to make prompt delivery of share certificates to investors in a period not to exceed 15 days from the receipt of funds.

c) The Company and the Consultant acknowledge and agree that any and all information emanating from the other party's business and not publicly known, including, without limitation, the contents of this Agreement, technical processes and formulas, source codes, names addresses and information about network subscribers, product designs, customer lists, sales, costs and other unpublished financial information, product plans and marketing data is confidential and proprietary information (the "Proprietary Information").

Consultant will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information or confidential information or know-how belonging to the Company, whether or not it is in written or permanent form, except to the extent necessary to perform the services under this Agreement. On termination of Consultant's services to the Company, or at the request of the Company before termination, Consultant shall deliver to the Company all material in Consultant's possession relating to the Company's business. The obligations concerning Proprietary Information extend to information belonging to customers and suppliers of the Company about whom the Consultant may have gained knowledge as a result of performing services for the Company.

4. If in connection with the services or matters that are the subject of this Agreement, the Consultant or any of its employees, officers, directors, shareholders, or affiliates (collectively, an "Indemnified Person") becomes involved in any capacity in any actual lawsuit, claim or other proceeding, the Company shall immediately reimburse such Indemnified Person for any out-of-pocket legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending such lawsuit, claims or proceedings. The Company also agrees to indemnify each Indemnified Person from and hold them harmless against any and all losses, claims, damages, liabilities or expenses to which they may become subject (i) arising out of or based upon any untrue statement of a material fact contained in documents provided to any actual or prospective purchaser of the Securities or arising out of or based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) arising in any manner out of or in connection with this Agreement or the services or matters which are the subject of this Agreement, including, without limitation, the offer and sale of the Securities; provided, however, that the Company shall not be liable under clause (ii) of this paragraph in respect of any loss, claim, damage liability or expenses incurred by an Indemnified Person to the extent that it is finally judicially determined that such loss, claim, damage or liability resulted directly from the gross negligence or willful misconduct of that party in the performance of its services hereunder.

V

If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Person in respect of which indemnity may be sought from the Company hereunder, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of all expenses. Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Person unless (a) the Company has agreed to pay such fees and expenses, or (b) the Company shall have failed to assume the defense of such action or proceedings and employ counsel reasonably satisfactory to such Indemnified Person in any such proceeding, or (c) the named parties in any such action or proceedings (including any interpleaded parties) include both such Indemnified Person and the Company and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Person (in which case, if such Indemnified Person notifies the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person), it being understood, however, that the Company then shall have the right to employ separate counsel at it's own expenses and to participate in the defense thereof and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable expenses of more than one separate firm of attorneys at any time for any indemnified persons, which firm shall be designated in writing by CA.

The Company agrees that all the indemnification and reimbursement commitments set forth in this paragraph 4: (A) shall apply whether or not any Indemnified Person is a party to any such actual lawsuit, claim or other proceeding and that the Indemnified Person shall be entitled to retain separate counsel of its choice in connection with any of the matters to which such commitments relate and (B) are in addition to any liability that the Company may otherwise have to CA. The Company will not, without prior written consent of CA, which consent shall not be unreasonably withheld, settle or compromise or consent to entry of any judgment in any pending claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not CA or any person who controls CA within the meaning of Section 20 of the US Securities Exchange Act of 1934 is a party to such claim, action suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of CA and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

5. CA will not have any obligation in connection with the private placement of the Securities contemplated by this Agreement except as expressly provided in the Agreement. In no event shall CA be obligated to underwrite or otherwise purchase Securities for its own account.

6. The appointment and authorization of CA under paragraph 1 of this Agreement shall terminate 180 days from the of this Agreement or at such other time as may be mutually agreed upon by the Company and CA (the "Termination Date") provided that the Company shall remain responsible for the reimbursement, indemnification and contribution obligations of the Company under paragraph 4 of this Agreement which shall survive any termination of CA's appointment and authorization hereunder. If during a period of six months following the Termination Date, the Company sells, in an offering in which CA is not managing agent or managing underwriter, or in which CA is not compensated, though a private placement or public offering to, or obtains any financing from, purchasers which were contacted by CA in its capacity as placement agent hereunder (as evidenced by a list certified as accurate by officers of CA of such purchasers delivered by CA to the Company within 30 days after the Termination Date) then the Company shall pay CA upon the completion of such sale a fee equal to the fee which would have been payable to CA pursuant to paragraph 2 if the sale had occurred during the period (the "Term") commencing with the date this Agreement and ending with the Termination Date.

7. The Company represents and warrants that this Agreement has been duly authorized and constitutes a legal, valid and binding obligation of the Company under applicable law enforceable

against the Company in accordance with its terms and that this Agreement does not, and the offering and sale of the Securities will not, conflict with, violate or breach any law, rule or regulation, or materially breach any existing contract binding upon the Company or its assets.

8. The invalidity or unenforceability of any provision of this Agreement shall not effect other provisions of this agreement, which shall remain in full force and effect.

9. The Company or its agents shall not contact CA's clients directly or indirectly, unless authorized to do so by CA.

10. This Agreement may not be amended or modified except in writing signed by each of the parties hereto and shall be governed by and constructed in accordance with the laws of The Grand Dutchy of Luxembourg without giving effect to the conflict of the laws principles thereof.

If the foregoing correctly sets forth the understanding and agreement between CA and the Company, please so indicate in the space provided for that purpose below, whereupon this letter shall constitute a binding agreement between us as of the first date written above.

Continental Advisors SA
Riccardo Moraldi, Director
By:________________

________ 2006

Material Technologies, Inc.
[signature], CEO
By: ROBERT M. BERNSTEIN

against the Company in accordance with its terms and that this Agreement does not, and the offering and sale of the Securities will not, conflict with, violate or breach any law, rule or regulation, or materially breach any existing contract binding upon the Company or its assets.

8. The invalidity or unenforceability of any provision of this Agreement shall not effect other provisions of this agreement, which shall remain in full force and effect.

9. The Company or its agents shall not contact CA's clients directly or indirectly, unless authorized to do so by CA.

10. This Agreement may not be amended or modified except in writing signed by each of the parties hereto and shall be governed by and constructed in accordance with the laws of The Grand Dutchy of Luxembourg without giving effect to the conflict of the laws principles thereof.

If the foregoing correctly sets forth the understanding and agreement between CA and the Company, please so indicate in the space provided for that purpose below, whereupon this letter shall constitute a binding agreement between us as of the first date written above.

Continental Advisors SA
Riccardo Moraldi, Director
By:________________

07/11/2006

Material Technologies, Inc
CEO
By Robert M. Bernstein

TOTAL P.005